Exhibit 10.1

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS A PRIVATE OR CONFIDENTIAL.

Name: [●]

Target Number of Performance Stock Units subject to Award: [●]

Date of Grant: [●]

ULTRAGENYX PHARMACEUTICAL INC.

2023 INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT (2026)

This agreement (this “Agreement”) evidences an award (the “Award”) of performance stock units (the “Performance Stock Units”) granted by Ultragenyx Pharmaceutical Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Ultragenyx Pharmaceutical Inc. 2023 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.
Grant of Performance Stock Units. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Performance Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.
2.
Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.
3.
Vesting.
(a)
Unless earlier terminated, forfeited, relinquished or expired, and subject to the Grantee’s continued employment through the applicable vesting dates, (i) 50% of the Performance Stock Units shall vest in accordance with Section 3(b) (the “Revenue PSUs”), (ii) 35% of the Performance Stock Units shall vest in accordance with Section 3(c) (the “TSR PSUs”) and (iii) 15% of the Performance Stock Units shall vest in accordance with Section 3(d) (the “Strategic PSUs”).
(b)
The Revenue PSUs shall vest if the Administrator certifies that at least one of the revenue performance metrics set forth in Appendix A attached hereto (the “Revenue Vesting Metrics”) has been achieved at at least the threshold level of performance during the period beginning on January 1, 2026 and ending on December 31, 2028 (the “Performance Period”), 100% of the Earned Revenue PSUs (as determined pursuant to Appendix A) shall vest on the later of (x) the date on which the Administrator certified such achievement and (y) March 1, 2029. Notwithstanding anything to the contrary in this Section 3(b), in the event that the Company fails to achieve the threshold level of performance under a Revenue Vesting Metric during the Performance Period, the vesting of the Revenue PSUs shall immediately cease and all of the Revenue PSUs shall be immediately forfeited as of the last day of the Performance Period.
(c)
If the Administrator certifies that the relative total stockholder return performance metric set forth in Appendix B attached hereto (the “TSR Vesting Metric”) has been achieved at at least the threshold level of performance during the Performance Period, 100% of the Earned TSR PSUs (as determined pursuant to Appendix B) shall vest on the later of (x) the date on which the Administrator certified such achievement and (y) March 1, 2029. Notwithstanding anything to the contrary in this Section 3(c), in the event that the Company fails to achieve the threshold level of performance under the TSR Vesting Metric during the Performance Period, the vesting of the TSR PSUs shall immediately cease and all of the TSR PSUs shall be immediately forfeited as of the last day of the Performance Period.
(d)
If the Administrator certifies that the strategic performance metric set forth in Appendix C attached hereto (the “Strategic Vesting Metric”) has been achieved by at least the threshold level of performance during the Performance Period, 100% of the Earned Revenue PSUs (as determined pursuant to Appendix C) shall vest on the later of (x) the date on which the Administrator certified such achievement and (y) March 1, 2029. Notwithstanding anything to the contrary in this Section 3(d), in the event that the Company fails to achieve the threshold level of performance under the Strategic Vesting Metric during the Performance Period, the vesting of the Strategic PSUs shall immediately cease and all of the Strategic PSUs shall be immediately forfeited as of the last day of the Performance Period.
(e)
Notwithstanding anything to the contrary in Section 3(b), Section 3(c) and Section 3(d) above and subject to the conditions set forth below, if the Company consummates a Covered Transaction prior to the end of the Performance Period, the Performance Stock Units granted hereby that have not otherwise vested or been terminated, forfeited, relinquished or expired prior to the Covered Transaction shall automatically become a number of time-vested restricted stock units (“Restricted Stock Units”) assuming the greater of (i) the target level of performance or (ii) (x) with respect to the Revenue Vesting Metric and the Strategic Vesting Metric, the expected (as determined by the Administrator) level of performance and (y) with respect to the TSR Vesting Metric, the actual level of performance through the date of the Covered Transaction, which Restricted Stock Units shall vest on the first anniversary of the Covered Transaction, subject to Grantee’s continued employment through that date.
4.
Delivery of Stock. The Company shall deliver to the Grantee as soon as practicable upon the vesting of the Performance Stock Units (or, if applicable, Restricted Stock Units) or any portion thereof, but in all events no later than March 15th of the year following the end of the Performance Period, one share of Stock with respect to each such vested unit, subject to the terms of the Plan and this Agreement.
5.
Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.
6.
Forfeiture; Recovery of Compensation.
(a)
The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.
(b)
By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to (i) Section 6(a)(5) of the Plan (including any successor provision) and (ii) recoupment in accordance with any clawback policy adopted by the Company, as may be modified from time to time by the Company in its discretion. Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 hereof. No recovery of compensation under a clawback policy or under Section 6(a)(5) of the Plan will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company
7.
Nontransferability. Neither the Award nor the Performance Stock Units (or, if applicable, Restricted Stock Units) may be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8.
Certain Tax Matters.
(a)
The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to be issued shares of Stock upon the vesting of the Performance Stock Units (or, if applicable, Restricted Stock Units) (or any portion thereof), are subject to the Grantee’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any (the “Tax Withholding Obligation”). No shares of Stock will be transferred pursuant to the vesting of the Performance Stock Units (or, if applicable, Restricted Stock Units) (or any portion thereof) unless and until the Grantee or the person then holding the Award has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements then due and has committed (and by accepting this Award the Grantee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Company with respect to such taxes. The Grantee also authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Grantee, but nothing in this sentence shall be construed as relieving the Grantee of any liability for satisfying his or her obligations under the preceding provisions of this Section 8.
(b)
The Grantee expressly acknowledges that the Grantee’s acceptance of this Agreement constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee’s behalf a whole number of shares from those shares of Stock issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation, and to transfer the proceeds from the sale of such Stock from the Grantee’s securities account established with the brokerage service provider for the settlement of the Grantee’s vested Performance Stock Units (or, if applicable, Restricted Stock Units) to any account held in the name of the Company. Such shares will be sold on the date of vesting or as soon thereafter as practicable. Grantee will be responsible for all brokers’ fees and other costs of sale, which fees and costs may be deducted from the proceeds of the foregoing sale of Stock, and Grantee agrees to indemnify and hold the Company and any brokerage firm selling such Stock harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Grantee’s Tax Withholding Obligation, such excess cash will be deposited into the securities account established with the brokerage service provider for the settlement of Grantee’s vested Performance Stock Units (or, if applicable, Restricted Stock Units). Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Grantee’s Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above. Unless otherwise authorized by the Administrator in its sole discretion, the sale of Stock will be the primary method used by the Company to satisfy the applicable Tax Withholding Obligation.
(c)
The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.
9.
Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.
10.
Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By accepting the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

11.
Acknowledgments. The Grantee acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (b) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ULTRAGENYX PHARMACEUTICAL INC.

By:

Name:

Title:

Dated:

Acknowledged and Agreed:

By:

[Grantee’s Name]

[Signature Page to Performance Stock Unit Agreement]

Appendix A

The performance metric applicable to the Revenue PSUs shall be: (i) with respect to 60% of the Revenue PSUs (the “Growth Revenue PSUs”), GAAP revenue for the Company attributable to Crysvita (including North America and EU royalties), Dojolvi, Evkeeza, and Mepsevii (“Growth Revenue”) and (ii) with respect to 40% of the Revenue PSUs (the “Launch Revenue PSUs”), GAAP revenue for the Company attributable to UX111 (MPS IIIA), DTX401 (GSD1a), and GTX-102 (Angelman) and incremental GAAP revenue from acquisitions or other sources so long as at least 80% of such incremental GAAP revenue is delivered from the aforementioned forecasted products (“Launch Revenue”), with the number of Earned Revenue PSUs equal to (A) the number of Growth Revenue PSUs subject to the Award multiplied by the applicable Payout Percentage set forth in the Growth Revenue table below, plus (B) the number of Launch Revenue PSUs subject to the Award multiplied by the applicable Payout Percentage set forth in the Launch Revenue table below:

Growth Revenue			Launch Revenue
Level of Performance	Aggregate Growth Revenue for Performance Period	Payout Percentage(1)	Level of Performance	Aggregate Launch Revenue for Performance Period	Payout Percentage(1)
Threshold	$[***]	50%	Threshold	$[***]	50%
Target	$[***]	100%	Target	$[***]	100%
Maximum	$[***]	200%	Maximum	$[***]	200%

(1) For performance between threshold and target and between target and maximum, the percentage of the Revenue PSUs that become Earned Revenue PSUs will be determined on a straight-line interpolated basis.

Appendix A to Performance Stock Unit Agreement

Appendix B

The performance metric applicable to the TSR PSUs shall be the Company’s Total Stockholder Return (as defined below) relative to the Total Stockholder Return of the companies in the NASDAQ Biotechnology Index (NBI) (the “Peer Group”), with the number of Earned TSR PSUs equal to the number of TSR PSUs subject to the Award multiplied by the applicable percentage set forth in the following table:

Level of Performance	TSR Percentile(1)	Earned TSR PSUs(2)
Threshold	35th	50%
Target	55th	100%
Stretch	75th	150%
Maximum	90th	200%

(1) TSR Percentile is calculated based on the Company’s ranking within the Peer Group based on its Total Stockholder Return as compared to the Total Stockholder Return of each member of the Peer Group.

(2) For performance between threshold and target, between target and stretch and between stretch and maximum, the percentage of the TSR PSUs that become Earned TSR PSUs will be determined on a straight-line interpolated basis.

(3) Notwithstanding the level of performance achieved pursuant to the foregoing table, in the event the Company’s Total Stockholder Return is less than 0%, the percentage of the TSR PSUs that become Earned TSR PSUs will be no more than 100%.

“Total Stockholder Return” of the Company and of each member of the Peer Group shall be determined pursuant to the following formula:

Total Stockholder Return = (Final Stock Price - Initial Stock Price) + Reinvested Dividends

Initial Stock Price

For purposes of this formula, (a) “Final Stock Price” shall be the relevant company’s average closing stock price for the two-month period preceding the last trading day of the Performance Period, (b) “Initial Stock Price” shall be the relevant company’s average closing stock price for the two-month period preceding the first trading day of the Performance Period, and (c) “Reinvested Dividends” shall be the aggregate number of shares (including fractional shares) that could have been purchased during the Performance Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing stock price on the applicable dividend payment date. Each of the foregoing amounts shall be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares in question without the issuer’s receipt of consideration.

Appendix B to Performance Stock Unit Agreement

Appendix C

The performance metric applicable to the Strategic PSUs shall be based on the number of strategic goals (as listed below) achieved over the Performance Period, with the number of Earned Strategic PSUs equal to the number of Strategic PSUs subject to the Award multipled by the applicable percentage set forth in the following table:

Strategic Goals

1.
[***]*
2.
[***]*
3.
[***]
4.
[***]

*[***]

Level of Performance	Number of Strategic Goals Achieved	Earned Strategic PSUs
Threshold	Achieve 2 of 4 goals above	50%
Target	Achieve 3 of 4 goals above	100%
Maximum	Achieve 4 of 4 Goals above	200%

Appendix C to Performance Stock Unit Agreement